                                                                     Exhibit 2.2


                                    AMENDMENT

         AMENDMENT, dated as of October 23, 1996 (this "Amendment"), among MUNCHENER RUCKVERSICHERUNGSGESELLSCHAFT AKTIENGESELLSCHAFT IN MUNCHEN, a German company ("Parent), PUMA ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and AMERICAN RE CORPORATION, a Delaware corporation (the "Company"), to the Agreement and Plan of Merger, dated as of August 13, 1996 (the "Original Agreement"), among Parent, Sub and the Company.

         WHEREAS, the parties to the Original Agreement desire to amend the Agreement on the terms provided herein;

         WHEREAS, the Boards of Directors of Parent, Sub and the Company have authorized this Amendment;

         NO, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledge, the parties hereto agree as follows:

         1. Amendment to Section 5.12 of the Original Agreement. Section 5.12 of the Original Agreement is hereby amended by deleting the amount of "$32.5 million" where it appears therein and inserting in lieu thereof the amount of "$26 million".

         2. Authorization. This Amendment has been duly executed and delivered by each party hereto and constitutes a valid and binding obligation of each such party, enforceable against such party in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affection creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied convenient of good faith and fair dealing.

         3, No Other Amendments. Except as expressly amended hereby, the provisions of the Original Agreement are and shall remain in full force and effect.

         4. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware without giving effect other principles of conflicts of law thereof.

         5. Counterparts and Effectiveness. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
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                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

                           MUNCHENER RUCKVERSICHERUNGS
                            GESELLSCHAFT AKTIENGESSELLSCHAFT
                            IN MUNCHEN

                           By: /s/ Hans Rathnow
                              ------------------------------------------
                               Name: Hans Rathnow
                               Title: Member of  the Board of Management

                           By: /s/ Dr. Heiner Hosford
                              ------------------------------------------
                                Name: Dr. Heiner Hosford
                                Title:  Member of the Board of Management


                           PUMA ACQUISITION CORP.

                           By: /s/ Hans Rathnow
                              ------------------------------------------
                               Name: Hans Rathnow
                               Title:  Chairman of the Board, President and
                                       Chief Executive Officer

                           By: /s/ Dr. Heiner Hasford
                              ------------------------------------------
                               Name:  Dr. Heiner Hasford
                               Title: Vice President and Assistant Secretary


                           AMERICAN RE CORPORATION

                           By: /s/ Robert K. Burgess
                              ------------------------------------------
                               Name:  Robert K. Burgess
                               Title:  Senior Vice President, General
                                       Counsel and Secretary

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

                           MUNCHENER RUCKVERSICHERUNGS
                            GESELLSCHAFT AKTIENGESSELLSCHAFT
                            IN MUNCHEN

                           By: _________________________________________
                               Name:
                               Title:

                           By: _________________________________________
                                Name:
                                Title:


                           PUMA ACQUISITION CORP.

                           By: _________________________________________
                               Name:
                               Title:

                           By: _________________________________________
                               Name:
                               Title:


                           AMERICAN RE CORPORATION

                           By: /s/ Robert K. Burgess
                              ------------------------------------------
                               Name:  Robert K. Burgess
                               Title:  Senior Vice President, General
                                       Counsel and Secretary


                                       -2-